Exhibit 99.1

Petco evolves organizational design to enable next phase of growth

SAN DIEGO, August 9, 2022 — Petco Health and Wellness Company, Inc. (Nasdaq: WOOF) today announced an evolution in its organizational design and new roles to enable continued growth by fully leveraging its end-to-end ecosystem for customers. Through its unique model, including over 200 veterinary hospitals and over a thousand veterinary clinics, grooming, training and leading owned and exclusive brands, Petco serves over 24 million customers how, where and when they want to shop.

To further align its leadership team to activate Petco’s strategy that puts the customer first, the company made the following key appointments:

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Amy College, Chief Merchandising Officer, is taking on responsibility for demand planning. This move is designed to allow her and her teams to drive an even sharper, integrated view of product and customer demand. Amy’s experience running omni-channel businesses and demand planning at Best Buy will be invaluable in this expanded role.

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Jason Heffelfinger, Senior Vice President Services, has been promoted to Chief Services Officer. Jason has been central to the build-out of the company’s owned vet model, including the acquisition of its Thrive joint venture and smaller veterinary hospitals. He also has led the rapid acceleration of Petco’s grooming business.

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Darren MacDonald, Chief Digital and Innovation Officer, is taking on an expanded role as Chief Customer Officer. In this new role, Darren will lead customer-focused teams including his current Digital team, as well as Marketing, Membership, Loyalty, Enterprise Analytics/Data Science and Customer Service. As Chief Customer Officer, Darren will build on his previous experience leading customer centric organizations at Jet, Walmart.com and IAC.

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Justin Tichy, Chief Pet Care Center Officer, has been appointed Chief Operating Officer, taking on additional responsibility for company-wide logistics including oversight of the company’s distribution centers. Justin will continue to run Petco’s over 1,400 Pet Care Centers in the U.S. and, by tightening the link between distribution and Pet Care Centers, the right inventory will be in the right places to meet customer demand. Justin will leverage his tremendous experience across Walmart, Target and Best Buy to drive excellence across our Pet Care Centers and Distribution.

The company also announced that Mike Nuzzo, Chief Operating Officer and President of Services, will be leaving Petco after more than seven years of service to the company.

“These appointments and our organizational design are emblematic of our focus on putting the customer and data at the center of everything we do as we meet the customer need of a single partner for the health and wellness needs of their pet. It also manifests our dedication to driving operational excellence. Lastly, it highlights the tremendous talent we have at Petco and our focus on developing that talent,” said Petco CEO, Ron Coughlin.

“I also want to express my deep thanks to Mike who has served in many leadership roles at Petco, from CFO to COO and President of Services, and who has left an indelible mark on our company,” Ron concluded.

About Petco, The Health + Wellness Co.

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that Petco identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Media Contact:

Investor Relations:

investorrelations@petco.com

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